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                                                                    EXHIBIT 4.1

KEMPER INVESTORS LIFE INSURANCE COMPANY
An Illinois stock corporation
Home Office: 1 Kemper Drive, Long Grove, IL 60049-0001

















This contract is issued in consideration of the attached application by the contractholder and payment of the initial Purchase Payment. The provisions on this cover and the pages that follow are part of this contract.

We agree to pay an annuity to the Annuitant provided the Annuitant is living and this contract is in force on the Annuity Date. We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner or an Annuitant when a death benefit is payable. Payment will be made upon our receipt of due proof of death and the return of the Owner's certificate.

Signed for Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.



              Secretary                         President


GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON GUARANTEE PERDIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

This is a legal contract between the contractholder and Kemper Investors Life Insurance Company.

READ THIS CONTRACT CAREFULLY


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                     INDEX                                            PAGE
ANNUITY OPTION TABLE ........................................Follows Page 8

ANNUITY PERIOD PROVISIONS ..............................................6-8
   Election Of Annuity Option ............................................6
   Annuity Options .....................................................6-7
   Transfers During The Annuity Period .................................7-8

APPLICATION.......................................Follows Contract Schedule

CONTRACT SCHEDULE.............................................Follows Index

DEATH BENEFIT PROVISIONS .................................................6
   Amount Payable Upon Death .............................................6
   Payment Of Death Benefits .............................................6

DEFINITIONS ..............................................................1

ENDORSEMENTS, if any...........................Follow Annuity Option Tables

GENERAL ACCOUNT PROVISIONS ...............................................3
   General Account .......................................................3
   General Account Certificate Value .....................................3

GENERAL PROVISIONS .......................................................2
   The Contract ..........................................................2
   Incontestability ......................................................2
   Assignment ............................................................2
   Reports ...............................................................2
   Premium Taxes .........................................................2

GUARANTEE PERIOD PROVISIONS...............................................3
   Guarantee Period Value.................................................3
MARKET VALUE ADJUSTMENT PROVISION.........................................4

OWNERSHIP PROVISIONS .....................................................2
   Owner of Contract .....................................................2
   Change of Ownership ...................................................2
   Beneficiary ...........................................................2

PURCHASE PAYMENT PROVISIONS ..............................................3

TRANSFER AND WITHDRAWAL PROVISIONS .....................................4-5
   Transfers During The Accumulation Period ............................4-5
   Withdrawals During The Accumulation Period ............................5
   Withdrawal Charges ....................................................5
   Transfer And Withdrawal Procedures ....................................5

VARIABLE ACCOUNT PROVISIONS ............................................3-4
   Separate Account ......................................................3
   Liabilities Of Separate Account .......................................3
   Subaccounts ...........................................................3
   Rights Reserved By The Company ........................................4
   Accumulation Unit Value ...............................................4


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                              CONTRACT SCHEDULE


DESCRIPTION OF PLAN: GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

GROUP CONTRACT NUMBER: T001                     CONTRACT DATE: JANUARY 1, 1997

CONTRACTHOLDER: XYZ GROUP                       TYPE OF CONTRACT: NONQUALIFIED

STATE OF DELIVERY: THIS CONTRACT IS DELIVERED IN THE STATE WHERE THE APPLICATION WAS COMPLETED BY THE CONTRACTHOLDER AND IS SUBJECT TO THE LAWS OF THAT STATE.

INITIAL ALLOCATION OPTIONS:

FIXED ACCUMULATION UNDER:

        GENERAL ACCOUNT

MARKET VALUE ADJUSTED ACCUMULATION UNDER:

        1 YEAR GUARANTEE PERIOD                 6 YEAR GUARANTEE PERIOD
        2 YEAR GUARANTEE PERIOD                 7 YEAR GUARANTEE PERIOD
        3 YEAR GUARANTEE PERIOD                 8 YEAR GUARANTEE PERIOD
        4 YEAR GUARANTEE PERIOD                 9 YEAR GUARANTEE PERIOD
        5 YEAR GUARANTEE PERIOD                 10 YEAR GUARANTEE PERIOD

VARIABLE ACCUMULATION UNDER:

        [XXXXXXXXXX] SUBACCOUNT
        [XXXXXXXXXX] SUBACCOUNT

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                              CONTRACT SCHEDULE

RECORDS MAINTENANCE CHARGE: $30 PER OWNER EACH CERTIFICATE YEAR. A PRORATA PORTION OF THE CHARGE, BASED ON CERTIFICATE VALUES, WILL BE ASSESSED AGAINST EACH SUBACCOUNT, GUARANTEE PERIOD, AND THE FIXED ACCOUNT, IN WHICH THE CERTIFICATE IS PARTICIPATING. WE WILL REDEEM THE NUMBER OF ACCUMULATION UNITS SUFFICIENT TO EQUAL THE PROPER SHARE OF THE CHARGE FROM EACH SUBACCOUNT. WE WILL WAIVE THE MARKET VALUE ADJUSTMENT ON THIS CHARGE WHEN ASSESSED AGAINST A GUARANTEE PERIOD.

HOWEVER, IF THE CERTIFICATE VALUE IS GREATER THAN OR EQUAL TO $50,000 ON A CERTIFICATE ANNIVERSARY OR DATE OF SURRENDER, WE WILL NOT ASSESS THE RECORDS MAINTENANCE CHARGE ON THAT CERTIFICATE ANNIVERSARY OR SURRENDER DATE. WE WILL NOT ASSESS THIS CHARGE AFTER THE ANNUITY DATE.

WITHDRAWAL/ANNUITIZATION CHARGE TABLE:

YEARS ELAPSED SINCE PURCHASE
PAYMENTS WERE RECEIVED BY THE COMPANY           RATE

        LESS THAN ONE                           7.00%
        ONE BUT LESS THAN TWO                   6.00%
        TWO BUT LESS THAN THREE                 5.00%
        THREE BUT LESS THAN FOUR                5.00%
        FOUR BUT LESS THAN FIVE                 4.00%
        FIVE BUT LESS THAN SIX                  3.00%
        SIX BUT LESS THAN SEVEN                 2.00%
        SEVEN OR MORE                           0.00%

THE WITHDRAWAL/ANNUITIZATION CHARGE PERCENTAGES ARE APPLIED AGAINST THE ORIGINAL AMOUNT OF THE PURCHASE PAYMENTS. A FREE PARTIAL WITHDRAWAL OF THE GREATER OF 10% OF CERTIFICATE VALUE OR CERTIFICATE VALUE LESS EARNINGS IS AVAILABLE EACH YEAR.

MORTALITY AND EXPENSE RISKS AND ADMINISTRATIVE COSTS CHARGE: 1.40% ANNUALLY ASSESSED DAILY ON THE OWNER'S SEPARATE ACCOUNT VALUE.

GUARANTEED RETIREMENT INCOME BENEFIT CHARGE: .30% ANNUALLY ASSESSED DAILY ON THE OWNER'S SEPARATE ACCOUNT VALUE PRIOR TO THE ANNUITY DATE.

THE FIXED ACCOUNT INTEREST RATE IS GUARANTEED THROUGH THE CERTIFICATE YEAR IN WHICH A PURCHASE PAYMENT IS RECEIVED. THE SUBSEQUENT FIXED ACCOUNT GUARANTEE PERIOD IS ONE CERTIFICATE YEAR. THE MINIMUM GUARANTEED INTEREST RATE FOR THE FIXED ACCOUNT IS 3.00%.

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                              CONTRACT SCHEDULE

MARKET VALUE ADJUSTMENT FORMULA

THE MARKET VALUE ADJUSTMENT IS DETERMINED BY APPLYING THIS FORMULA:

                                                               T/365
                                                    [  (1+I)  ]
MARKET VALUE ADJUSTMENT = GUARANTEE PERIOD VALUE X  [---------]      - 1
                                                    [  (1+J)  ]


WHERE,

I IS THE GUARANTEED INTEREST RATE BEING CREDITED TO THE GUARANTEE PERIOD VALUE SUBJECT TO THE MARKET VALUE ADJUSTMENT.

J IS THE CURRENT INTEREST RATE DECLARED BY THE COMPANY, AS OF THE EFFECTIVE DATE OF THE APPLICATION OF THE MARKET VALUE ADJUSTMENT, FOR CURRENT ALLOCATION TO A GUARANTEE PERIOD, THE LENGTH OF WHICH IS EQUAL TO THE BALANCE OF THE GUARANTEE PERIOD FOR THE GUARANTEE PERIOD VALUE SUBJECT TO THE MARKET VALUE ADJUSTMENT, ROUNDED TO THE NEXT HIGHER NUMBER OF COMPLETE YEARS, AND

T IS THE NUMBER OF DAYS REMAINING IN THE GUARANTEE PERIOD.
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DEFINITIONS

ACCUMULATED GUARANTEE PERIOD VALUE - The sum of the Guarantee Period Values.

ACCUMULATION PERIOD - The period between the certificate's Issue Date and the Annuity Date.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

ADMINISTRATION CHARGE - A charge deducted in the calculation of the Owner's accumulation unit value and Annuity Unit Value for a portion of our administrative costs.

AGE - The attained age of the Annuitant, Payee, or Owner.

ANNIVERSARY VALUE - The Owner's Certificate Value calculated on each certificate anniversary during the Owner's accumulation period.

ANNUITANT - The person during whose lifetime the annuity is to be paid. You may not change the person(s) named as the Annuitant.

ANNUITY - A series of payments which begins on the Annuity Date.

ANNUITY DATE - The date on which this certificate matures and annuity payments begin. You must designate the Annuity Date at issue. Unless otherwise requested, the Annuity Date is the twentieth certificate Anniversary Date, but not later than the maximum age specified on the certificate schedule. You may change the Annuity Date, but not beyond the maximum age.

ANNUITY PERIOD - The period that starts on the Annuity Date.

ANNUITY UNIT - An accounting unit of measure used to calculate the amount of variable annuity payments after the first annuity payment.

ANNUITY UNIT VALUE - The value of an Annuity Unit of a Subaccount determined for a Valuation Period according to the formula stated in this contract.

CERTIFICATE - An individual certificate which we issue to each Owner as evidence of the rights and benefits under this contract.

CERTIFICATE  ANNIVERSARY - An anniversary of the Issue Date.

CERTIFICATE OWNER, OR OWNER - The Owner is the Annuitant unless a different Owner is named in the enrollment application. Under a nonqualified plan when more than one person is named as Owner, the term "Owner" means joint owners. The Owner may be changed during the lifetime of the Owner and the Annuitant. The Owner, prior to the Annuity Date or any distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this contract.

CERTIFICATE VALUE - The sum of the Owner's Fixed Account Certificate Value plus the Separate Account Certificate Value plus the Accumulated Guarantee Period Values.

CERTIFICATE YEAR - A one year period starting on successive Certificate Anniversaries.

CONTINGENT ANNUITANT - The person designated by the Owner who becomes the Annuitant if the Annuitant dies prior to the Annuity Date. A Contingent Annuitant may not be elected under a qualified contract.

CONTRACT DATE, CONTRACT YEAR - The contract date is stated in the contract schedule. Subsequent contract years shall begin on anniversaries of the contract date.

CONTRACTHOLDER - The contractholder is stated in the contract schedule. It is the entity to which this contract is issued.


FIXED ANNUITY - An annuity payment plan that does not vary as to dollar amount.

FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

FIXED ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

FIXED ACCOUNT CERTIFICATE VALUE - The value of the Owner's FIXED ACCOUNT on any Valuation Date.

GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the contract schedule.

GUARANTEE PERIOD VALUE -The Owner's (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
(4) any applicable Market Value Adjustment previously made.


GUARANTEED RETIREMENT INCOME BENEFIT -





ISSUE DATE - The Issue Date stated in the certificate schedule. It is the date the Owner's Purchase Payment is available for use and begins to be credited
with interest.   If the normal Issue Date is the 29th, 30th or 31st of the
month, the Issue Date will be the 28th day of that month.

MARKET ADJUSTED VALUE - A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

MARKET VALUE ADJUSTMENT - An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the contract schedule.


MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the accumulation unit value and the Annuity Unit Value. It is for our assumption of mortality risks and expense guarantees.

NONQUALIFIED - This contract issued other than as a qualified plan.

PAYEE - A recipient of periodic payments under this contract. This may be an Annuitant or a beneficiary who becomes entitled to a death benefit payment.

PURCHASE PAYMENTS - The dollar amount we receive in U.S. currency to buy the benefits this contract provides.

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QUALIFIED PLAN - A contract issued under a retirement plan which qualifies for favorable income tax treatment under Section 408 of the Internal Revenue Code as amended.

RECORDS MAINTENANCE CHARGE - A charge assessed against the Owner's Certificate Value as specified in the contract schedule.

RECEIVED - Received by Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.

SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

SEPARATE ACCOUNT CERTIFICATE VALUE - The sum of the Owner's Subaccount values on the Valuation Date.

SUBACCOUNTS - The Separate Account has several Subaccounts. The Subaccounts available initially under this contract are stated in the contract schedule.

SUBACCOUNT VALUE - The value of each Subaccount calculated separately according to the formula stated in this contract.

VALUATION DATE - Each business day that applicable law requires that we value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

VARIABLE ANNUITY - An annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

WE, OUR, US - Kemper Investors Life Insurance Company, Long Grove, Illinois.


GENERAL PROVISIONS

THE CONTRACT - The contract, the attached application and any endorsements constitute the entire contract between the parties..

MODIFICATION OF CONTRACT - Only our president, secretary and assistant secretaries have the power to approve a change or waive any provisions of this contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this contract.

CERTIFICATES - We will issue an individual certificate to each Owner as evidence of his or her rights and benefits under this contract. The certificate is not a part of this contract.

SUCCESSOR CONTRACTHOLDER - The contractholder, with our consent, may at any time appoint a successor contractholder. The successor contractholder has all rights, duties, and obligations of the original contractholder.

DISCONTINUANCE OF NEW PARTICIPANTS - By giving thirty days prior written notice to the contractholder, we may limit or discontinue the acceptance of new
applications and the issuance of new certificates under this contract.   Such
limitation or discontinuance will have no effect on the rights or benefits of any Owner's certificate issued prior to the effective date of such limitation or discontinuation.

INCONTESTABILITY - We cannot contest this contract after it has been in force for two years from the Issue Date.

CHANGE OF ANNUITY DATE - The Owner may write to us prior to distribution of a death benefit or the first Annuity payment date and request a change of the Annuity Date.

ASSIGNMENT - No assignment under this contract is binding unless we receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. Once filed, the rights of the Owner, Annuitant and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

DUE PROOF OF DEATH - We must receive written proof of death within sixty days of the death of the Owner or the Annuitant when a death benefit is payable. The proof may be a certified death certificate, the written statement of a physician, or any other proof satisfactory to us.

RESERVES, CERTIFICATE VALUES AND DEATH BENEFITS - All reserves are equal to or greater than those required by statute. Any available Certificate Value and death benefit are not less than the minimum benefits required by the statutes of the state in which this contract is delivered.

NON-PARTICIPATING - This contract does not pay dividends. It will not share in our surplus or earnings.

REPORTS - At least once each certificate year we will send the Owner a statement showing Purchase Payments received, interest credited, investment experience; and charges made since the last report, as well as any other information required by statute.

PREMIUM TAXES - We will make a deduction for state premium taxes in certain situations. Any premium tax will be deducted from the Owner's total Certificate Value applied to an annuity option at the time annuity payments start. Premium tax due and paid by us prior to annuitization will be deducted at the percentage that was applicable prior to annuitization.

QUALIFIED PLANS - If this contract is issued under a qualified plan additional provisions may apply. The rider or amendment to this contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

OWNERSHIP PROVISIONS

OWNER - The Annuitant is the original Owner unless otherwise provided in the enrollment application. The Owner may exercise every option and right conferred by this contract including the right of assignment. The joint owners must agree to any change if more than one Owner is named.

CHANGE OF OWNERSHIP - Certificate Ownership may be changed by written request at any time while the Annuitant is alive. We must receive sufficient information to clearly identify the new Owner. The change is subject to any existing assignment of the certificate. When we record the effective date of the change, it will be the date the notice was signed except for action taken by us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require the return of the certificate to us for endorsement of a change.

BENEFICIARY DESIGNATION AND CHANGE OF BENEFICIARY - The Owner may change the beneficiary if we receive a written change form. Changes are subject to the following:

1. The change must by filed while the Annuitant is alive and prior to the Annuity Date;

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2. The certificate must be in force at the time a change is filed;

3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

4. Such change will take effect when we receive it;

5. After we receive the change, it will take effect on the date the change form was signed. However, action taken by us before the change form was received will remain in effect; and

6. The request for change must provide information sufficient to identify the new beneficiary.

We may require the certificate for endorsement of a change.

The interest of any beneficiary who dies before the distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation.

If no beneficiary survives or is named, the distribution will be made to the Owner's estate upon the death of the Owner, or to the estate of the Annuitant upon the death of the Annuitant who is not the Owner.

If a beneficiary dies within ten days of the date of the Owner's death, the death benefit will be paid as if the Owner survived the beneficiary. If a beneficiary dies within ten days of the death of the Annuitant, and the Owner is not the Annuitant, we will pay the death benefit as if the Annuitant survived the beneficiary. If the Owner, the Annuitant, and the beneficiary die simultaneously, we will pay the death benefit as if the Owner survived the Annuitant and the beneficiary.

PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENT LIMITATIONS - The minimum and maximum initial and subsequent Purchase Payment limits are shown in the contract schedule. We will not accept Purchase Payments more frequently than once every other week.

The minimum Purchase Payment allocation to a Guarantee Period, Fixed Account, or to a Subaccount is $500.

We reserve the right to waive or modify these limits.

PLACE OF PAYMENT - All Purchase Payments under this contract must be paid to us at our home office or such other location as we may select. We will notify the Owner and any other interested parties in writing of such other locations. Purchase Payments received by an agent will begin earning interest only after we receive it.

FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT - The guaranteed benefits under this contract are provided through the Fixed Account.

FIXED ACCOUNT CERTIFICATE VALUE - The Fixed Account Certificate Value includes:
1.   the Owner's Purchase Payments allocated to the Fixed Account; plus
2. amounts transferred from a Subaccount or Guarantee Period to the Fixed Account at the Owner's request; plus
3.   interest credited; minus
4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account.
5. any applicable portion of the Records Maintenance Charge and Guaranteed Retirement Income Benefit charge.

The initial Fixed Account interest rate credited to the initial Purchase Payment is in effect through the end of the interest rate period and is shown in the certificate schedule. At the beginning of each subsequent interest rate period shown in the certificate schedule, we will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each such subsequent interest rate period.

We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment received. Any such Purchase Payment we receive will be credited that rate through the end of the interest rate period shown in the certificate schedule. At the beginning of each subsequent interest rate period, we will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment for such interest rate period.

We reserve the right to declare the Fixed Account current interest rate(s) based upon: the Issue Date; the date we receive a Purchase Payment; or the date of account transfer.

We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates which would produce at the end of a certificate year a result identical to the one produced by applying an annual interest rate.

The minimum guaranteed Fixed Account interest rate is 3.00% per year.

GUARANTEE PERIOD PROVISIONS

GUARANTEE PERIOD - We hold all amounts allocated to a Guarantee Period in a non-unitized separate account. The initial Guarantee Periods available under this contract are shown in the contract schedule.

GUARANTEE PERIOD VALUE - On any Valuation Date, the Guarantee Period value includes
1. the Owner's Purchase Payments allocated to the Guarantee Period value at the beginning of its Guarantee Period; plus
2.   interest credited; minus
3.   withdrawals, previously assessed withdrawal charges and transfers; minus
4. any applicable portion of the Records Maintenance Charge and the Guaranteed Retirement Income Benefit Charge;adjusted for
5.   any applicable Market Value Adjustment previously made

The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the certificate schedule. The initial interest rate credited to subsequent Purchase Payments will be declared at the time the payment is received. At the end of an Guarantee Period, we will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period of the same duration.

ACCUMULATED GUARANTEE PERIOD VALUE - On any Valuation Date, the Accumulated Guarantee Period value is the sum of the Guarantee Period Values. At any time during the Accumulation Period, the accumulated Guarantee Period value may be allocated to a maximum of [forty] Guarantee Periods.

We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of a certificate year a result identical to the one produced by applying an annual interest rate.
                                                                        Page 3
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Page 4

MARKET VALUE ADJUSTMENT - The Market Value Adjustment formula is stated in the contract schedule. This formula is applicable for both an upward or downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:
(1)  taken as a total or partial withdrawal;
(2)  applied to purchase an annuity option; or
(3) transferred to another Guarantee Period, the Fixed Account, or a Subaccount.


However, a Market Value Adjustment shall not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT - The variable benefits under this contract are provided through the KILICO Variable Annuity Separate Account. This is called the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by us into which a portion of our assets has been allocated for this contract and may be allocated for certain other contracts.

LIABILITIES OF SEPARATE ACCOUNT - The assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities arising out of any other business we may conduct. We will value the assets of the Separate Account on each Valuation Date.

SEPARATE ACCOUNT CERTIFICATE VALUE - On any Valuation date, an Owner's Separate Account Certificate Value is the sum of its Subaccount values.

SUBACCOUNTS - The Separate Account consists of several Subaccounts, the initial Subaccounts available under this contract are shown in the contract schedule. We may, from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, we may permit the Owner to select other Subaccounts under this contract. However, the right to select any other Subaccount is limited by the terms and conditions we may impose on such transactions.

FUND - Each Subaccount of the Separate Account will buy shares of a Fund, or separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

If we establish additional Subaccounts, each new Subaccount will invest in a new series of the Kemper Investors Fund or in shares of another investment company. We may also substitute other investment companies.

RIGHTS RESERVED BY THE COMPANY - We reserve the right, subject to compliance with the current law or as it may be changed in the future:

1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

3. To transfer any assets in any Subaccount to another Subaccount or to one or more separate accounts, or the Fixed Account, or to add, combine or remove Subaccounts in the Separate Account;

4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

5. To change the way we assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this contract.

When required by law, we will obtain the Owner's approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT VALUE - Each Subaccount has an accumulation unit value. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the accumulation unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

The accumulation unit value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the accumulation unit value for the period immediately preceding. Each Valuation Period has a single accumulation unit value that is applied to each day in the period. The number of accumulation units will not change as a result of investment experience.

INVESTMENT EXPERIENCE FACTOR - Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Owner's Certificate Value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

1. is the net result of:

  a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

  b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

  c. a charge or credit for any taxes reserved for the current Valuation Period which we determine resulted from the investment operations of the Subaccount;

2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period;

3. is the factor representing the sum of the Separate Account charges, stated in the contract schedule for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD - The Owner may direct the following transfers:

1.   All or part of a Separate Account Certificate Value or

     Guarantee Period Value may be transferred to the Fixed Account or to another Subaccount or Guarantee Period.

2. During the thirty days that follow a certificate year anniversary, all or part of a Fixed Account Certificate Value may be transferred to one or more Subaccounts or Guarantee Periods.


Transfers will also be subject to the following conditions:

1. The minimum amount which may be transferred is $100 or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

2. No partial transfer will be made if the Owner's remaining Certificate Value of the Fixed Account or any Subaccount or Guarantee Period will be less than $500 unless the transfer will eliminate the Owner's interest in such account;

3. No transfer may be made within seven calendar days of the date on which the first annuity payment is due;

4. The Owner may request an additional transfer from the Fixed Account to one or more Subaccounts during the thirty day period before the date on which the first annuity payment is due. Such transfer must become effective no later than the seventh calendar day before such due date;

5. When the Owner requests a transfer from the Fixed Account Certificate Value to a Subaccount or Guarantee Period, we will limit the amount that can be transferred to the amount which exceeds withdrawal charge, if any, applicable to the Owner's total Fixed Account Certificate Value for the certificate year during which the total transfer is made.

6. We reserve the right to charge $25 for each transfer in excess of 12 in a Certificate Year.


7. Transfers may not be made from any Subaccount into the Fixed Account for the six-month period following any transfer from the Fixed Account into one or more of the Subaccounts.

Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effective within thirty days after the end of the applicable Guarantee Period.

We will transfer amounts attributable to Purchase Payments and all related accumulations received in a given certificate year, in the chronological order we received them.

Any transfer request must clearly specify:
1.   the amount which is to be transferred; and
2.   the names of the accounts which are affected.


We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

WITHDRAWALS DURING THE ACCUMULATION PERIOD - During the Accumulation Period, the Owner may withdraw all or part of the Owner's Certificate Value reduced by any withdrawal charge and applicable premium taxes, and adjusted by any applicable Market Value Adjustment. The Market Value Adjustment formula will be applied to the applicable portion of the total value withdrawn unless such withdrawal is effective within thirty days after the end of the applicable Guarantee Period. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. The Owner must return the certificate to us if a total withdrawal is elected.

Withdrawals are subject to these conditions:

1. Each withdrawal must be at least $100 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.
2. A minimum of $500 must remain in the account after a withdrawal unless the account is eliminated by such withdrawal;
3. The maximum that may be withdrawn from any account is the value of the Fixed Account, Subaccount or Guarantee Period Market Adjusted Value less the amount of any withdrawal charge.
4. Any withdrawal amount requested will be increased by the withdrawal charge.
5. Partial withdrawals may not be taken from the Fixed Account in the first Contract Year.



WITHDRAWAL CHARGES - Withdrawal charges are calculated as follows:

1. All amounts to be withdrawn and any applicable withdrawal charges will be charged first against Purchase Payments in the chronological order we received such Purchase Payments.

2. Any amount withdrawn which is not subject to a withdrawal charge will be considered a "partial free withdrawal."

3. In the event of a partial withdrawal, a "partial free withdrawal" is applied against Purchase Payments and all related accumulations in the chronological order we received such Purchase Payments even though the Purchase Payments are no longer subject to a withdrawal charge.

TRANSFER AND WITHDRAWAL PROCEDURES - We will withdraw or transfer from the Fixed Account or Guarantee Periods as of the Valuation Date that follows the date we receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

We will redeem the necessary number of accumulation units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit Value at the end of the Valuation Period when we receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date we receive the request, except as provided below.

DEFERMENT OF WITHDRAWAL OR TRANSFER - If the withdrawal or transfer is to be made from a Subaccount, we may suspend the right of withdrawal or transfer or delay payment more than seven calendar days:
1. during any period when the New York Exchange is closed other than customary weekend and holiday closings;
2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or
3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends us a written request. During the period of deferral, we will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or Guarantee Period Value.


DEATH BENEFIT PROVISIONS

AMOUNT PAYABLE UPON DEATH - We compute the death benefit at the end of the Valuation Period following our receipt of due proof of death and the return of the certificate.

If death occurs prior to the deceased attaining age 90, we will pay the greater of:
(1)  the total amount of Purchase Payments less withdrawals,
(2)  the Certificate Value,
(3) the total amount of Purchase Payments less withdrawals accumulated at 5.00% per annum to the earlier of age 80 or date of death, or
(4)  the greatest Anniversary Value immediately preceding the earlier of age
     81 or date of death, increased by Purchase Payments made since the date of the greatest Anniversary Value, and decreased by any withdrawals since that date.

We will pay the Owner's Certificate Value if death occurs at age 91 or later.

CONTINGENT ANNUITANT - If a Contingent Annuitant is named, the Contingent Annuitant will become the Annuitant on the death of the Annuitant. If the Contingent Annuitant is not alive at the date of the Annuitant's death, or if the Contingent Annuitant dies within ten days of the Annuitant's death, this Contingent Annuitant provision will not apply.

PAYMENT OF DEATH BENEFITS - A death benefit will be paid to the designated Beneficiary upon any of the following events during the Accumulation Period:

     1. the death of the Owner, or a joint owner,

     2. the death of the Annuitant if no Contingent
        Annuitant is named or if the Contingent
        Annuitant does not survive the Annuitant, or

     3. if a Contingent Annuitant is named and survives the Annuitant, the death of the Contingent Annuitant.

We will pay the death benefit to the beneficiary when we receive due proof of death. We will then have no further obligation under this contract.

We will pay the death benefit in a lump sum. This sum may be deferred for up to five years from the date of death. During this time, the beneficiary may direct the allocations of the contract value.

Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2 or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death.

If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the death of the Owner. Distribution of the death benefit must start within one year after the Owner's death. It may start later if prescribed by federal regulations.

If the primary beneficiary is the surviving spouse when the Owner dies, the surviving spouse may elect to be the successor Owner of the certificate, and shall become the Annuitant if no annuitant is living. There will be no requirement to start a distribution of death benefits.

ANNUITY PERIOD PROVISIONS

ELECTION OF ANNUITY OPTION - We must receive an election of an annuity option in writing. The Owner may make an election before the Annuity Date providing the Annuitant is alive. The Annuitant may make an election on the Annuity Date unless the Owner has restricted the right to make such an election. The beneficiary may make an election when we pay the death benefit.

An election will be revoked by:
1.   a subsequent change of beneficiary; or
2.   an assignment of the certificate unless the assignment provides otherwise.

Subject to the terms of the death benefit provision, the beneficiary may elect to have the death benefit remain with us under one of the annuity options.

If an annuity option is not elected, an annuity will be paid under Option 3 for a guaranteed period of ten years and for as long thereafter as the Annuitant is alive.

If the Owner's total Certificate Value is applied under one of the annuity options, the certificate must be surrendered to us.

An option can not be changed after the first annuity payment is made.

If, on the seventh calendar day before the first annuity payment due date, all of the Owner's Certificate Value is allocated to the Fixed Account or Guarantee Periods, the annuity will be paid as a Fixed Annuity. If all of the Certificate Value on such date is allocated to the Separate Account, the annuity will be paid as a Variable Annuity. If the Certificate Value on such date is allocated to a combination of the Fixed Account, Guarantee Periods and Subaccounts, then the annuity will be paid as a combination of a Fixed and Variable Annuity. A fixed and variable annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Owner's Certificate Values existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During The Annuity Period provision of this contract.

Payments for all options are derived from the applicable tables. Current annuity rates will be used if they produce greater payments than those quoted in this contract. The age in the tables is the age of the Payee on the last birthday before the first payment is due.

The option selected must result in a payment that is at least equal to our minimum payment, according to our rules, at the time the annuity option is chosen. If at any time the payments are less than the minimum payment, we have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

ANNUITIZATION CHARGE - An annuitization charge shall be applied as shown in the contract schedule after application of any applicable Market Value Adjustment. The annuitization charge is waived when the Owner elects an annuity option which provides either an income benefit period of five years or more or a benefit under which payment is contingent on the life of the Payee(s).

OPTION 1

FIXED INSTALMENT ANNUITY - We will make monthly payments for a fixed number of instalments. Payments must be made for at least 5 years, but not more than 30 years.



OPTION 2

LIFE ANNUITY - We will make monthly payments while the Payee is alive.

OPTION 3

LIFE ANNUITY WITH INSTALMENTS GUARANTEED - We will make monthly payments for a guaranteed period and thereafter while the Payee is alive. The guaranteed period must be selected at the time the annuity option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years.

OPTION 4

JOINT AND SURVIVOR ANNUITY - We will pay the full monthly income while both Payees are alive. Upon the death of either Payee, we will continue to pay the surviving Payee a percentage of the original monthly payment. The percentage payable to the surviving Payee must be selected at the time the annuity option is chosen. The percentages available are 50%, 66 2/3%, 75%, and 100%.

OTHER OPTIONS

We may make other annuity options available. Payments are also available on a quarterly, semi-annual or annual basis.

FIXED ANNUITY - The Fixed Account Certificate Value plus the Accumulated Guarantee Period Values adjusted for any applicable Market Value Adjustment, on the first day preceding the date on which the first annuity payment is due, is first reduced by any annuitization charge, records maintenance charge, Guaranteed Retirement Income Benefit charge, and premium taxes that apply. The value that remains will be used to determine the Fixed Annuity monthly payment in accordance with the annuity option selected.

VARIABLE ANNUITY - The Separate Account Certificate Value, at the end of the Valuation Period preceding the Valuation Period that includes the date on which the first annuity payment is due, is first reduced by any annuitization charge, records maintenance charge, Guaranteed Retirement Income Benefit, and premium taxes that apply. The value that remains is used to determine the first monthly annuity payment. The first monthly annuity payment is based on the guaranteed annuity option shown in the Annuity Option Table. The Owner may elect any option available.

The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change.

The number of Annuity Units for each Subaccount is calculated by dividing a. by
b. where:

a. is the amount of the monthly payment that can be attributed to that Subaccount; and

b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

Monthly annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

a.   is the number of Annuity Units per payment in each Subaccount; and

b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

After the first payment, we guarantee that the dollar amount of each annuity payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

ANNUITY UNIT VALUE - The value of an Annuity Unit for each Subaccount at the end of any subsequent Valuation Period is determined by multiplying the result of a. times b. by c. where:

a. is the Annuity Unit Value for the immediately preceding Valuation Period;
and

b. is the net investment factor for the Valuation Period for which the Annuity Unit Value is being calculated; and

c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.

The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

a. is the value of an Annuity Unit of the applicable Subaccount as of the end of the current Valuation Period plus or minus the per share charge or credit for taxes reserved; and

b. is the value of an Annuity Unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

TRANSFERS DURING THE ANNUITY PERIOD - During the Annuity Period, the Payee(s) may: convert Fixed Annuity payments to Variable Annuity Payments; convert Variable Annuity Payments to Fixed Annuity Payments; or, have Variable Annuity Payments reflect the investment experience of other Subaccounts. A transfer may be made subject to the following:

1. The Payee must send us a written notice in a form satisfactory to us;

2. Transfers can be effective only on [an anniversary of the Certificate Date]. We must receive notice of such transfer at least [thirty] days prior to the effective date of the transfer;

3. A Payee may not have more than [three] Subaccounts after any transfer;

4. At least [$1,000] of Annuity Unit Value or annuity reserve value must be transferred from a Subaccount or from the Fixed Account; and

5. At least [$1,000] of Annuity Unit Value or annuity reserve value must remain in the account from which the transfer was made.

When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which transfer is made is equal to a. multiplied by b. divided by c., where:

a. is the number of Annuity Units per payment in the Subaccount from which transfer is being made;
b. is the Annuity Unit Value for the Subaccount from which the transfer is being made; and
c. is the Annuity Unit Value for the Subaccount to which transfer is being made.


When a transfer is made from the Fixed Account to a Subaccount, the number of Annuity Units per payment attributable to a Subaccount to which transfer is made is equal to a. times b., where:

a.   is the Fixed Account annuity value being transferred; and
b. is the Annuity Unit Value for the Subaccount to which transfer is being made.

The FIXED ACCOUNT annuity value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

The amount of money allocated to the Fixed Account in case of a transfer from a Subaccount equals the annuity reserve for the Payee's interest in such Subaccount. The annuity reserve is the product of a. multiplied by b. multiplied by c. where:

a. is the number of Annuity Units representing the Payee's interest in such Subaccount per annuity payment;
b.   is the Annuity Unit Value for such Subaccount; and
c. is the present value of $1.00 per payment period using the attained age(s) of the Payee(s) and any remaining guaranteed payments that may be due at the time of the transfer.

Money allocated to the Fixed Account upon such transfer will be applied under the same annuity option as originally elected. Guarantee period payments will be adjusted to reflect the number of guaranteed payments already made. If all guaranteed payments have already been made, no further payments will be guaranteed.

All amounts and Annuity Unit Values are determined as of the end of the Valuation Period preceding the effective date of the transfer.

We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

SUPPLEMENTARY AGREEMENT - A supplementary agreement will be issued to reflect payments that will be made under a settlement option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise, the effective date will be the date chosen by the Owner.

DATE OF FIRST PAYMENT - Interest, under an option, will start to accrue on the effective date of the supplementary agreement. If the normal effective date is the 29th, 30th, or 31st of the month, the effective date will be the 28th day of that month.

EVIDENCE OF AGE, SEX AND SURVIVAL - We may require satisfactory evidence of the age, sex and the continued survival of any person on whose life the income is based.

MISSTATEMENT OF AGE OR SEX - If the age or sex of the Payee has been misstated, the amount payable under this contract will be such as the Purchase Payments sent to us would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments we may make under this contract.

BASIS OF ANNUITY OPTIONS - The guaranteed monthly payments are based on an interest rate of 2.50% per year and, where mortality is involved, the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Projection Scale G. We may also make available variable annuity payment options based on assumed investment rates other than 2.50%.

DISBURSEMENT UPON DEATH OF PAYEE: UNDER OPTIONS 1 or 3 - When the Payee dies, the value of any unpaid instalments will be paid, in one sum, to the estate of the Payee unless otherwise provided in the supplementary agreement. The commuted value based upon a minimum interest rate of not less than 2.50% will be paid. The commuted value of any variable instalments will be determined by applying the Annuity Unit Value next determined following our receipt of due proof of death.

PROTECTION OF BENEFITS - Unless otherwise provided in the supplementary agreement, the Payee may not commute, anticipate, assign, alienate or otherwise hinder the receipt of any payment.

CREDITORS - The proceeds of this contract and any payment under an annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.